Exhibit 10.1

EXECUTION VERSION

WRITTEN CONSENT AND VOTING AGREEMENT

BY AND AMONG

PROJECT DIAMOND HOLDINGS CORPORATION,

NEW MOUNTAIN PARTNERS II, L.P.,

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.,

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.,

AND

DELTEK, INC.

DATED AS OF AUGUST 26, 2012

INDEX OF DEFINED TERMS

Page
Agreement	1
Company	1
Covered Shares	2
Encumbrance	2
Existing Shares	2
Merger	1
Merger Agreement	1
Merger Sub	1
Parent	1
Section 2.1(b) Matters	4
Stockholders	1
Transfer	2

WRITTEN CONSENT AND VOTING AGREEMENT

WRITTEN CONSENT AND VOTING AGREEMENT, dated as of August 26, 2012 (this “Agreement”), by and among Project Diamond Holdings Corporation, a corporation organized under the laws of Delaware (“Parent”), New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P., each, a Delaware limited partnership (the “Stockholders”), and Deltek, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Project Diamond Merger Corp., a newly-formed Delaware corporation that is wholly-owned by Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each outstanding share of the Common Stock of the Company, par value $0.001 per share (the “Company Stock”), will be converted into the right to receive the merger consideration specified therein.

WHEREAS, as of the date hereof, New Mountain Partners II, L.P. is the record and beneficial owner, in the aggregate, of 37,318,811 outstanding shares of the Company Stock, New Mountain Affiliated Investors II, L.P. is the record and beneficial owner, in the aggregate, of 648,306 outstanding shares of the Company Stock, and Allegheny New Mountain Partners, L.P. is the record and beneficial owner, in the aggregate, of 2,877,257 outstanding shares of the Company Stock;

WHEREAS, as a condition and material inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1.	Defined Terms.

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to the Stockholders, the Stockholders’ Existing Shares, together with any shares of Company Stock or other voting capital stock of the Company and any shares of the Company Stock or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of Company Stock or other voting capital stock of the Company, in each case that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

“Existing Shares” means, with respect to each Stockholder, the number of shares of Company Stock beneficially owned and owned of record by the Stockholder, as set forth in the recitals.

“Expiration Date” means any date upon which the Merger Agreement is terminated in accordance with its terms.

“Permitted Transfer” means a Transfer of Covered Shares by a Stockholder to an Affiliate of such Stockholder, provided that, (i) such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer, (ii) prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1.	Agreement to Vote.

(a) Each of the Stockholders hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement and subject to Section 2.1(d), such Stockholders will execute and deliver to the Company a written consent in the form of Exhibit A hereto (a “Written Consent”). The Written Consent shall be coupled with an interest and shall be irrevocable, except as provided in Section 5.1, below.

(b) In addition, each of the Stockholders hereby irrevocably and unconditionally agrees that during the period beginning on the date hereof and ending on the earliest of (x) the Closing Date, (y) the Expiration Date, or (z) the termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholders shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholders and that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholders control the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Stockholders control the right to vote (A) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof, as reasonably requested by Parent, submitted for the vote or written consent of stockholders, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (B) against any action or agreement submitted for the vote or written consent of stockholders that the Stockholders know is in opposition to the Merger or that the Stockholders know would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholders contained in this Agreement, and (C) against any Acquisition Proposal and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that the Stockholders know or reasonably suspect would impede, interfere with, delay, postpone, discourage, frustrate the purposes of, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholders of their obligations under this Agreement.

(c) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by the Stockholders in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(d) The obligations of the Stockholders specified in Section 2.1(a) and Section 2.1(b) (other than Section 2.1(b)(ii)(A)) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof). The obligations of the Stockholders specified in Section 2.1(b)(ii)(A) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof); provided, however, that, solely with respect to the Stockholders’ obligations under Section 2.1(b)(ii)(A), in the event that (i) the Company has complied with its obligations under Section 6.3 of the Merger Agreement, (ii) the Board of Directors provides written notice to Parent prior to any execution or delivery of the Written Consent specifying that (A) there has been an Adverse Recommendation Change effected in accordance with Section 6.3 of the Merger Agreement and (B) Parent is entitled to enforce its remedies under Article VIII of the Merger Agreement, the Stockholders shall only be required to vote or execute a written consent with respect to shares of Class A Stock representing 100% of the total voting power of all outstanding shares of Class A Stock and with respect to Covered Shares representing in the aggregate 33% of the total voting power of all outstanding shares of Company Stock, and may vote or execute a written consent under Section 2.1(b)(ii)(A) with respect to the remaining Covered Shares in their sole discretion.

2.2. No Inconsistent Agreements. Each of the Stockholders hereby covenants and agrees that, except for this Agreement and the Written Consent and except as may be permitted by Section 4.3(b), it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares with respect to any of the matters described in Section 2.1(b)(ii) (the “Section 2.1(b) Matters“), (b) has not granted, and shall not grant at any time while this Agreement remains in effect (except to the extent permitted by Section 2.1(d)), a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Section 2.1(b) Matters and (c) has not taken and shall not take any action that would make any representation or warranty of the Stockholders contained herein untrue or incorrect or have the effect of preventing or disabling any Stockholder from performing any of its obligations under this Agreement. Each of the Stockholders hereby represents that all proxies or powers of attorney given by such Stockholders prior to the execution of this Agreement in respect of the voting of each such Stockholder’s Covered Shares with respect to the matters covered by Section 2.1(b)(ii), if any, are not irrevocable and each Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies or powers of attorney with respect to each such Stockholder’s Covered Shares with respect to the matters covered by Section 2.1(b)(ii).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholders. Each Stockholder, as to itself only, hereby represents and warrants to Parent as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Stockholder is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. The Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder or any manager or partner thereof are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Ownership. The Stockholder’s Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by the Stockholder. The Stockholder has good and marketable title to the Stockholder’s Existing Shares, free and clear of any Encumbrances. As of the date hereof, the Stockholder’s Existing Shares constitute all of the shares of Company Stock Beneficially Owned or owned of record by the Stockholder. Except for the rights granted to Parent hereby, the Stockholder has and will have at all times through the Closing Date sole voting power to control the vote and consent as contemplated herein, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing Date.

(c) No Violation. The execution, delivery and performance of this Agreement by the Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) violate any provision of the certificate of formation or other comparable governing documents, as applicable, of the Stockholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which the Stockholder is a party or by which it is bound or (iii) violate any Law applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by the Stockholder of any of its obligations hereunder.

(e) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees. Except as disclosed pursuant to the Merger Agreement, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or at the direction of the Stockholder.

(g) Reliance by Parent and Merger Sub. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

3.2. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders that nothing contained in this Agreement has caused or shall cause Parent to acquire Beneficial Ownership of the Covered Shares.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers, Other Actions. During the term of this Agreement, each Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is a Permitted Transfer, (ii) enter into any agreement, arrangement or understanding with any Person (other than Parent or Merger Sub), or knowingly take any other action, that violates or conflicts with the Stockholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) knowingly take any action that could restrict or otherwise affect the Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio.

4.2. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation.

(a) Except as set forth in this Section 4.3, each Stockholder hereby agrees that it shall, and shall direct its Representatives to, immediately cease any discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal. During the term of this Agreement and except as permitted by Section 4.3(b), each Stockholder agrees that it shall not, and it shall not authorize any of its Affiliates or Representatives to, directly or indirectly, (i) solicit, initiate, or knowingly facilitate or encourage (including by providing information in a manner designed to knowingly encourage) the submission of any Acquisition Proposal to the Company, (ii) enter into or participate in any discussions or negotiations with, or furnish any confidential information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, to any Third Party for the purpose of knowingly facilitating or encouraging (or which could reasonably be expected to facilitate or encourage) an Acquisition Proposal, (iii) approve, endorse or enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or any proposal or offer that is intended to lead to an Acquisition Proposal or requires the Company to abandon the Merger Agreement, or (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Company Stock in connection with any vote or other action on any of the Section 2.1(b) Matters, other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement and as otherwise expressly provided in this Agreement or to otherwise vote or consent with respect to Covered Shares in a manner that would not violate Section 2.1, or (v) agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary in this Agreement, solely to the extent the Company is permitted to take the actions set forth in Section 6.3(b) of the Merger Agreement with respect to an Acquisition Proposal, each Stockholder and its Affiliates and Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal, provided that (i) such Stockholder has not breached this Section 4.3 and (ii) such action by such Stockholder and its Affiliates and Representatives would be permitted to be taken by the Company pursuant to Section 6.3(b) of the Merger Agreement.

(c) For the purposes of this Section 4.3, the Company will be deemed not to be an Affiliate or Subsidiary of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) will be deemed not to be a Representative or Affiliate of any such Stockholder. For the avoidance of doubt, nothing in this Section 4.3 shall affect in any way the obligations of any Person (including the Company) under Section 6.3 of the Merger Agreement.

4.4. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Each Stockholder hereby agrees to notify Parent in writing (a) as promptly as practicable (and in any event within 24 hours following such acquisition by the Stockholder) of the number of any additional shares of Company Stock or other securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof and (b) within three (3) Business Days after receipt of any Acquisition Proposal, and shall disclose the material terms of such Acquisition Proposal.

4.5. Waiver of Appraisal Rights. Each Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights (including under Section 262 of the Delaware General Corporation Law) that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

4.6. Letter of Transmittal and Delivery of Merger Consideration. Parent agrees to provide the Stockholders a copy of the letter of transmittal referenced in Section 2.2 of the Merger Agreement a reasonable time period prior to the anticipated Closing Date to allow the Stockholders to complete the letter of transmittal and provide such letter of transmittal to the Paying Agent prior to or on the Closing Date. Parent agrees to use reasonable best efforts to cause the Paying Agent to deliver by wire transfer of immediately available funds the Merger Consideration to which the Stockholders are entitled under the terms of the Merger Agreement on the same date as the Closing Date.

4.7. Disclosure. Subject to reasonable prior notice and approval (not to be unreasonably withheld or delayed) of the Stockholders, each Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement the Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Expiration Date, (ii) the Closing Date, (iii) the delivery of written notice by Parent to the Stockholders of termination of this Agreement and (iv) the delivery of written notice of termination by the Stockholder to Parent, to the extent permitted under applicable Law, following any Fundamental Amendment effected without the prior consent of the Stockholder, and upon the occurrence of the earliest of such events this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 5.1, Section 5.2 and Sections 5.4 through 5.13 shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for willful breach of this Agreement. For the avoidance of doubt, in the event the Merger Agreement is terminated prior to the Effective Time, this Agreement and any consent executed pursuant hereto shall be deemed null and void and have no further effect. “Fundamental Amendment” means the execution by the Company, Parent and Merger Sub of a written amendment to, or written waiver by the Company, Parent and Merger Sub of any provision of, the Merger Agreement that reduces the amount of the Merger Consideration or changes the form of the Merger Consideration to include or substitute therefor a form other than cash.

5.2. Stop Transfer Order. In furtherance of this Agreement, each Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Covered Shares held of record by such Stockholder. The Company agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the Company Stock. The Company agrees that, (i) if this Agreement is terminated in accordance with Section 5.1, then, promptly following the termination of this Agreement, or (ii) immediately following the Closing (and in any event within such time as would not delay receipt by the Stockholder of the Merger Consideration), the Company will cause any stop transfer instructions imposed pursuant to this Section 5.2 to be lifted.

5.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.4. Notices.

(a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery, if delivered in person or by facsimile (upon confirmation of receipt) if received prior to 5:00 p.m. New York Time on a Business Day or, if received after 5:00 p.m. New York Time, on the next following Business Day, or (b) on the first Business Day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), addressed as follows:

If to the Stockholders:

New Mountain Partners II, L.P.

New Mountain Affiliated Investors II, L.P.

Allegheny New Mountain Partners, L.P.

787 Seventh Avenue, 49th Floor

New York, NY 10019

Facsimile: (212) 582-2277

Attention: Alok Singh

If to the Company:

Deltek, Inc.

2291 Wood Oak Drive

Herndon, Virginia 20171

Telephone: (703) 734-8606

Facsimile: (703) 738-1557

Attention: Chairman

with copies to:

Deltek, Inc.

2291 Wood Oak Drive

Herndon, Virginia 20171

Telephone: (703) 734-8606

Facsimile: (703) 738-1557

Attention: General Counsel

and

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th St, NW

Washington, DC 20006

Telephone: 202.639.7000

Facsimile: 202.639.7003

Attention:     Brian Mangino, Esq.

    Richard Steinwurtzel, Esq.

If to Parent or Sub:

c/o Thoma Bravo, LLC

600 Montgomery Street, 32nd Floor

San Francisco, CA 94111

Telephone: 415-249-6708

Facsimile: (415) 392-6480

Attention:   Holden Spaht

   A.J. Rohde

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Facsimile: (312) 862-2200

Attention:   Gerald T. Nowak, P.C.

   Theodore A. Peto

(b) A copy of all notices and other communications from Parent or Merger Sub to the Company (and vice versa) under the Merger Agreement shall be sent at the same time to the Stockholders at the above address, with a copy to its counsel at the above address, and the provisions of this Section 5.4 shall apply to such notices and communications; provided that no failure to provide such notice to a Stockholder shall relieve such Stockholder of its obligations under this Agreement.

5.5. Interpretation. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires (i) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires, (ii) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning, (iii) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, (iv) when a reference is made in this Agreement to an Article or Section without reference to a document, such reference is to an Article or Section of this Agreement, (v) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions, (vi) the word “include”, “includes” or “including” when used in this Agreement will be deemed to include the words “without limitation”, unless otherwise specified, (vii) a reference to any party to this Agreement or any other agreement or document will include such party’s predecessors, successors and permitted assigns, and (viii) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted as of the date hereof, and all rules and regulations promulgated thereunder as of the date hereof.

5.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

5.7. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement and the Written Consent, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of laws. Any action against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of Delaware in New Castle County, and each of the parties submits to the exclusive jurisdiction of such courts for the purpose of any such action. Each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such action in any federal or state court located in the State of Delaware in New Castle County, (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum, and (iii) any claim that such court does not have jurisdiction with respect to such action.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.9. Specific Performance. Each of the Stockholders hereby acknowledge and agree that Parent would suffer irreparable damage in the event that any of the obligations of the Stockholders in this Agreement were not performed in accordance with its specific terms or if the Agreement was otherwise breached by the Stockholders. Accordingly, the Stockholders agree that Parent shall be entitled to specific performance, an injunction, restraining order and/or such other equitable relief, in addition to any other rights and remedies existing in its favor at law or in equity, as a court of competent jurisdiction may deem necessary or appropriate to enforce its rights and each of the Stockholders’ obligations hereunder (without posting of bond or other security). These injunctive remedies are cumulative and in addition to any other rights and remedies Parent may have at law or in equity.

5.10. Amendment; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

5.11. Severability. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

5.12. Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.13. Stockholder Capacity. The restrictions and covenants of each Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any director or officer of the Company or any of its Subsidiaries in such Person’s capacity as such a director or officer, nor shall any action taken by any such director or officer in his or her capacity as such be deemed a breach by a Stockholder of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments, L.L.C.
its General Partner

By:	/s/ Alok Singh
Name: Alok Singh
Title: Authorized Signatory

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments, L.L.C.
its General Partner

By:	/s/ Alok Singh
Name: Alok Singh
Title: Authorized Signatory

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C.
its General Partner

By:	/s/ Alok Singh
Name: Alok Singh
Title: Authorized Signatory

[Signature Page to Written Consent and Voting Agreement]

PROJECT DIAMOND HOLDINGS CORPORATION

By:	/s/ Holden Spaht
Name: Holden Spaht
Title: President

[Signature Page to Written Consent and Voting Agreement]

DELTEK, INC.

By:	/s/ Kevin T. Parker
Name: Kevin T. Parker
Title: Chairman, CEO

[Signature Page to Written Consent and Voting Agreement]